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                                                                 Exhibit 24.2

                           DURABLE POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that I, Donald B. Shackelford, of Franklin County, Ohio, do hereby make, constitute and appoint Thomas E. Szykowny my true and lawful attorney in fact so that he may, in my name, place and stead, do and perform all and every act and thing whatsoever and handle all matters which I could or might do or handle if personally present, including, but not in limitation thereof, to sell, exchange, mortgage, lease, convey and transfer real estate, with or without covenants of warranty; to purchase, sell, exchange, pledge, endorse or transfer personal property of every kind and description and to invest the proceeds; to sign and endorse checks, promissory notes and other instruments; to give receipts, to deposit and withdraw funds from any bank account of mine; to open any safe deposit box of mine and to withdraw securities and other papers therefrom; to borrow money, secured or unsecured;
to transact any and all business, directly or indirectly, with any bank, broker, or other financial institution; to collect debts, institute and prosecute legal proceedings; to enter into contracts; to handle all matters of insurance; to prepare, sign on my behalf, and file any tax returns, and collect any refunds due; and I hereby ratify and confirm all that my said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall not be affected by my disability.

     IN WITNESS WHEREOF, I have hereunto set my hand this 26 day of March, 1998.


                                               /s/ Donald B. Shackelford
                                               -------------------------
                                                   Donald B. Shackelford


Signed and acknowledged
in the presence of

Joanne Montgomery
Notary Public
                      .
STATE OF OHIO         .
                      .  ss
COUNTY OF FRANKLIN    .



     On this 26th day of March, 1998, before me a Notary Public in and for said State personally appeared Donald B. Shackelford, known to me to be the person who executed the foregoing Power of Attorney, and acknowledged the execution of said Power of Attorney to be his voluntary act and deed.


                                                           /s/ Joanne Montgomery
                                                           ---------------------
                                                           Notary Public

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